Exhibit 99.2

SIPEX CORPORATION

Special Meeting of Stockholders of Sipex Corporation

•, 2007 at 9:00 am, Pacific Time

PROXY SOLICITED BY THE SIPEX BOARD OF DIRECTORS

The undersigned stockholder of Sipex Corporation, a Delaware corporation (“Sipex”), hereby appoints Ralph Schmitt and Clyde R. Wallin, and each of them, its true and lawful agents and proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Sipex to be held at • on •, 2007 at 9:00 am, local time, and at any adjournments or postponements thereof, and to vote all shares of common stock of Sipex which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

This proxy when properly executed will be voted as directed by the undersigned on the proposals listed on the reverse side of this proxy. If no direction is specified with regard to a proposal, this proxy will be voted “FOR” any such proposal.

Sipex’s board of directors has approved the merger and the merger agreement and recommends that Sipex stockholders vote “FOR” the adoption of the merger agreement and approval of the merger.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

Proposal 1 below is more fully described in the joint proxy statement/prospectus that accompanies this proxy. You are encouraged to read the joint proxy/prospectus carefully.

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 7, 2007, by and among Exar Corporation, Sipex Corporation and Side Acquisition Corp., a wholly-owned subsidiary of Exar Corporation, and to approve the merger contemplated by the merger agreement

☐ FOR ☐ AGAINST ☐ ABSTAIN

2. To transact other business that may properly come before the special meeting and any adjournment or postponement of the special meeting

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

The undersigned acknowledges receipt from Sipex Corporation, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying joint proxy statement/prospectus relating to the merger.

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This proxy should be dated and must be signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants of a community property, both should sign.

Signature:	Date:

Signature:	Date: